Exhibit 4.H

EL PASO CORPORATION
as Issuer
and
HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee
FOURTEENTH SUPPLEMENTAL INDENTURE
Dated as of December 12, 2008
to
INDENTURE
Dated as of May 10, 1999
$500,000,000 12.000% Senior Notes due 2013

TABLE OF CONTENTS

Page
ARTICLE 1
Relation to Indenture; Definitions

Section 1.01. Relation to Indenture	2
Section 1.02. Definitions	2
Section 1.03. General References	2

ARTICLE 2
Terms and Issuance

Section 2.01. Issue of Notes	2
Section 2.02. Form of Notes, Authentication Certificate	2
Section 2.03. Additional Notes	2

ARTICLE 3
Miscellaneous

Section 3.01. Certain Trustee Matters	3
Section 3.02. Continued Effect	3
Section 3.03. Provisions Binding on Company’s Successors	3
Section 3.04. Governing Law	3
Section 3.05. Counterparts	3

Exhibit A	A-1

     FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of December 12, 2008 (this “Supplemental Indenture”), between EL PASO CORPORATION, a Delaware corporation (the “Company”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee are parties to an Indenture dated as of May 10, 1999 (as amended and supplemented from time to time, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), the terms of which are to be determined as set forth in Section 301 of the Indenture; and
     WHEREAS, pursuant to Section 901 of the Indenture, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of securities of any series as permitted by Sections 201 and 301 of the Indenture; and
     WHEREAS, pursuant to this Supplemental Indenture, the Company desires to create a new series of Securities under the Indenture, to be titled the 12.000% Senior Notes due 2013 in an initial aggregate principal amount of $500,000,000 (the “Notes”) and to establish the forms and the terms and conditions thereof;
     WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Notes under the Indenture and this Supplemental Indenture has been duly taken; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Indenture have been done and performed;
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

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ARTICLE 1
Relation to Indenture; Definitions
     Section 1.01. Relation to Indenture. With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.
     Section 1.02. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.
     Section 1.03. General References. All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.
ARTICLE 2
Terms and Issuance
     Section 2.01. Issue of Notes. A new series of Securities is to be issued under the Indenture as supplemented by this Supplemental Indenture. The series shall be titled the “12.000% Senior Notes due 2013.”
     Section 2.02. Form of Notes, Authentication Certificate. The new series of Notes initially shall be issuable in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. The Depository Trust Company shall be the Depositary for such Global Securities. The form and terms of the Notes and the Trustee’s certificate of authentication shall be substantially as set forth in Exhibit A hereto. Except as otherwise provided herein, the Notes shall in all respects be subject to the terms, conditions and covenants of the Indenture as supplemented by this Supplemental Indenture (including the applicable form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)). In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Indenture, the provisions of this Supplemental Indenture shall be controlling with respect to the Notes.
     Section 2.03. Additional Notes. The Company will initially issue $500,000,000 aggregate principal amount of the Notes. The Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes. Any additional Notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as the Notes then

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outstanding, except for issue date, issue price and, if applicable, first interest payment date. No additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.
ARTICLE 3
Miscellaneous
     Section 3.01. Certain Trustee Matters. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.
     Section 3.02. Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     Section 3.03. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.
     Section 3.04. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 3.05. Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

EL PASO CORPORATION
By:	/s/ John J. Hopper
John J. Hopper
Vice President and Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION as Trustee
By:	/s/ Herawattee Alli
Authorized Signatory

[Signature Page of Fourteenth Supplemental Indenture]

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EXHIBIT A
     [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
EL PASO CORPORATION
12.000% SENIOR NOTE DUE 2013

NO.	U.S.$
CUSIP NO. 28336L BS7
     EL PASO CORPORATION, a corporation duly incorporated and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & Co.] 2, or registered assigns, the

[1]	Insert in Global Securities only.

[2]	Insert in Global Securities only.

principal sum of                      United States Dollars on December 12, 2013 and to pay interest thereon from December 12, 2008, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 12 and December 12 of each year, commencing June 12, 2009, at the rate of 12.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Interest will be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.
     [Payment of the principal of (and premium, if any) and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]3
     [Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]4

[3]	Insert in Global Securities only.

[4]	Insert in Definitive Securities only.

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     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 12, 2008	EL PASO CORPORATION
By:
Name:
Title:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

HSBC Bank USA, National Association, as Trustee
By:
Authorized Signatory

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[REVERSE OF SECURITY]
El Paso Corporation
12.000% Senior Note due 2013
     This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of May 10, 1999 (as amended and supplemented from time to time, the “Indenture”), between the Company and HSBC Bank USA, National Association, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Fourteenth Supplemental Indenture dated as of December 12, 2008, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.
     The Securities of this series are redeemable, upon not less than 30 nor more than 60 days’ notice, at any time in whole or from time to time in part, at the option of the Company at a Redemption Price (the “Make-Whole Price”) equal to the greater of (i) 100% of the principal amount thereof and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to Maturity, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate less accrued and unpaid interest thereon to the Redemption Date, plus, in each case, accrued and unpaid interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     The notice of redemption shall set forth the manner of calculation of the Make-Whole Price, but not necessarily its amount. The Company shall notify the Trustee of the amount of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for the accuracy of the calculation. Unless the Company defaults in payment of the

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Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) assuming a price for the Comparable Treasury Issue that is the same as the Comparable Treasury Price for such redemption date, plus 0.50%.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Independent Investment Banker” means any of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., and their respective successors, or, if any such firm or their successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., and their respective successors (provided, however, that if any such firm or any such successor shall cease to be a primary U.S. government securities dealer in New York City, the Company shall substitute therefor another dealer).
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.
     If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem all Securities of this series then outstanding, the

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Company will make an offer to each Holder of Securities of this series to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased plus any accrued and unpaid interest on the Securities of this series repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Securities of this series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Securities of this series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Securities of this series by virtue of such conflict.
     On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Securities of this series or portions of Securities of this series properly tendered pursuant to the offer;
     (2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Securities of this series or portions of Securities of this series properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted, together with an officers’ certificate stating the aggregate principal amount of Securities of this series being purchased by the Company.
     The Company will not be required to make an offer to repurchase the Securities of this series upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities of this series properly tendered and not withdrawn under its offer.

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     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, lease or exchange (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Company or one of its subsidiaries; or
     (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.
     “Change of Control Triggering Event” means (a) the occurrence of a Change of Control and (b) during the period beginning on the earlier of (i) the date of the public notice of the Company’s intention to effect such Change of Control and (ii) the occurrence of such Change of Control and ending 90 days after the occurrence of such Change of Control, (x) if three Rating Agencies are continuing to provide ratings for the Securities of this series on such date, more than one of the Rating Agencies rating the Securities of this series at such time shall downgrade, below the rating as of the date of the supplemental indenture establishing the terms of the Securities of this series, its respective rating of the Securities of this series as a result of such Change of Control, (y) if fewer than three Rating Agencies are continuing to provide ratings for the Securities of this series on such date, any of the Rating Agencies rating the Securities of this series at such time shall downgrade, below the rating as of the date of the supplemental indenture establishing the terms of the Securities of this series, its respective rating of the Securities of this series as a result of such Change of Control, or (z) no Rating Agency provides a rating for the Securities of this series.
     “Fitch” means Fitch Inc.
     “Moody’s” means Moody’s Investor Services Inc.
     “Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all, as the case may be.

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     “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
     “Voting Stock” of any specified “person” (as defined above) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
     In the event of redemption or repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at

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the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.
     [This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.
     The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]5
     [As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]6
     The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

[5]	Insert in Global Securities only.

[6]	Insert in Definitive Securities only.

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     This Security may be surrendered for registration of transfer and exchange at the Corporate Trust Office.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.
     The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.
     Payment of principal of and premium, if any, and interest, if any, on the Securities of this series shall be without deduction for taxes, assessments or governmental charges paid by Holders thereof.
     Notices and demands to or upon the Company in respect of the Securities of this series may be served on the Company at its address specified in the Indenture.
     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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     [FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please Print or Typewrite Name and Address of Assignee)
the within instrument of EL PASO CORPORATION and does hereby irrevocably constitute and appoint                                          Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.
Please Insert Social Security or Other
Identifying Number of Assignee:

Dated:

(Signature)
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]7

[7]	Insert in Definitive Securities only.

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